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Skyworks Solutions, Inc. and Subsidiaries


                                  EXHIBIT 23.b


                        INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the Registration Statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No.
333-71015, No. 333-48394, No. 333-38832, No. 333-63818, No. 333-85024 and No.
333-91524) and in the Registration Statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91758, No. 333-100312 and No. 333-100313) and Form S-3 (No.
333-99015 and 333-92394) of our report dated February 14, 2002, relating to the consolidated financial statements of Skyworks Solutions, Inc. (formerly the combined financial statements of the Washington Business and Mexicali Operations of Conexant Systems, Inc.) as of September 30, 2001, and for the years ended September 30, 2000 and 2001, appearing in this Annual Report on Form 10-K of Skyworks Solutions, Inc.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Costa Mesa, California
December 20, 2002